CYTEC INDUSTRIES INC.

                         Employee Income Continuity Plan

                         Effective Date October 21, 1994

                 (as amended February 16, 1995 and May 13, 1996)

    1. Purpose. The purpose of this Employee Income Continuity Plan (this Plan) is to (i) aid in the recruiting and retention of employees, particularly during periods of uncertainty, and (ii) build and reinforce the loyalty, and enhance the morale, of employees by demonstrating that the Company has made provision for continuing their income for a limited period of time if they lose their employment within a certain period after a Change in Control, thereby contributing to the overall success of the Company.

  2. Definitions. Unless the context otherwise requires, the following terms shall have the meanings respectively indicated:

          (a) "Base Monthly Compensation" means, (i) in the case of a Plan Member who is compensated on an hourly basis, the amount determined by (x) multiplying such person's base hourly rate (i.e. excluding overtime, shift differential and the like) by (y) One Hundred Seventy-Three and One-Third (i.e. equivalent to Forty hours times Fifty-two weeks, divided by Twelve months), and (ii) in the case of other Plan Members, the base monthly compensation actually paid to such employee plus (x) in the case of a Plan Member who is eligible to participate in the I.C. Plan, one-twelfth of the Annual Bonus applicable to such Plan Member, based on his job level and annual compensation, or (y) in the case of a salesman who is regularly compensated through a sales incentive program, one-twelfth of his Annual Sales Incentives. As used in this paragraph "Annual Bonus" means the greater of (i) the annual target bonus under the I.C. Plan attributable to the Plan Member or (ii) said annual target bonus times a fraction equivalent to the average percentage of said annual target bonus paid to said Plan Member for each of the two preceding fiscal years of the Company (or for such lesser period of time as such Plan Member participated in the I.C. Plan); and "Annual Sales Incentive" means the greater of (i) the annual cash sales incentives such Plan Member would earn by meeting "base or target" sales results or (ii) said annual cash sales incentives times a fraction equivalent to the average percentage of said annual cash sales incentives paid to said Plan Member for each of the two preceding fiscal years of the Company.

          (b) "Board of Directors" shall mean the board of directors of Cytec Industries Inc.
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

          (c) "Cause" shall mean (A) the willful and continued failure by a Plan Member substantially to perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance is delivered to him by the Company which specifically identifies the manner in which the Company believes that he has not substantially performed his duties, or (B) the willful engaging by him in conduct demonstrably injurious to the Company. For purposes of this definition, no act, or failure to act,on the part of a Plan Member shall be considered "willful" unless done, or omitted to be done, by him without reasonable belief that his action or omission was in the best interests of the Company and was lawful.

          (d) A "Change in Control" shall be deemed to have occurred if: (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more (except as specifically provided below) of the combined voting power of the Company's then outstanding securities; or (ii) there occurs any transaction or action which results in the individuals who at the beginning of a period commencing 24 hours prior to the commencement of the transaction were members of the Board of Directors, together with individuals subsequently elected to the Board upon the recommendation of a majority of the continuing directors, ceasing to constitute at least a majority thereof; or (iii) the stockholders or the Board of Directors of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation (including any such transaction in which the Company is the surviving corporation), or to sell or otherwise dispose of all or substantially all of its assets, or to adopt a plan of liquidation of the Company. Notwithstanding clause (i) above, beneficial
     ownership  by  a  financial   institution  of  securities of  the  Company
     representing 20% or more of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control if, at the first Board of Directors meeting occurring five days or more after the Company receives written notice of such event, and prior to the occurrence of an event described in clause (ii)above, the Board of Directors adopts a resolution to the effect that such ownership does not constitute a Change in Control; provided that (x) such a resolution shall not remain in effect for any further five percent (5%) increase in such financial institution's beneficial ownership, unless the Board of Directors so determines in accordance with a further resolution adopted by


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

     the Board of Directors in accordance with the procedures set forth in this sentence, (y) such resolution may be revoked by the Board of Directors at any time; and (z) the Board of Directors may place any additional or more stringent conditions on its determination that such event does not constitute a Change in Control.

          (e) "Company" shall mean Cytec Industries Inc. and, except for the purposes of paragraph (d) of this Section, shall include any of its subsidiaries which employs members of this Plan.

          (f) "Compensation Committee" shall mean the Compensation and Management Development Committee as constituted from time to time of the Board of Directors, or such other body as shall have similar authority and responsibility.

          (g) "Date of Termination" shall mean (A) if the employment of a Plan Member is terminated by his death, the date of his death, (B) if such employment is terminated by his Retirement, the date of such Retirement,
     (C)if such employment is terminated for Disability, upon the expiration of his continuous service credits as determined by the Company, (D) if his employment is terminated by him for Good Reason, the date specified in the Notice of Termination, and (E) if his employment is terminated for any other reason, the date on which Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given the party receiving such notice notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction(the time for appeal therefrom having expired and no appeal having been perfected).

         (h) "Disability" shall mean inability of a Plan Member due to sickness or injury to perform the duties pertaining to his occupation with the Company, as determined in accordance with the Company's Long-Term Disability Plan and personnel policies.

         (i) "Executive Committee" shall mean the Executive Committee of Cytec Industries Inc. as elected from time to time by the Board of Directors, or such other body as shall have similar authority and responsibility.

          (j) "Good Reason" shall mean:

               (A) a reduction in the base salary of such Plan Member as the same may be increased from time to time;

               (B) in the case of individuals who, at the time of a Change in Control are eligible to participate in the I.C. Plan, a failure to continue the I.C. Plan (or a plan


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

         providing substantially similar benefits) as the same may be modified from time to time but in a form not less favorable than as of the date of adoption of this Plan, or a failure to continue a Plan Member as a participant in the I.C. Plan on a basis consistent with the basis on which the I.C. Plan is administered as of such date.

               (C) a failure to pay to a Plan Member any portion of his current or deferred compensation within seven days after the date such compensation is due;

              (D) requiring such Plan Member to be based at another location not within 25 miles of such location where he was regularly employed immediately prior to the Change in Control except for required travel on business to an extent substantially consistent with his duties and responsibilities, or in the event of consent to any such relocation of the base location of a Plan Member the failure to pay (or provide reimbursement for) all expenses of such Plan Member incurred relating to a change of principal residence in accordance with the applicable personnel policies of the Company in effect as of the date of adoption of this Plan;

              (E) the failure to continue in effect any benefit or compensation plan (including but not limited to the Retirement Plan, the Long-Term Disability Plan, the I.C. Plan, any sales incentive plan, stock option and performance stock/cash features of the 1993 Stock Award and Incentive Plan (or of any subsequent and/or substitute plan)), the Employees Savings and Profit Sharing Plan, pension plan (including but not limited to any Supplemental or ERISA Excess Retirement Plan), life insurance plan, health and accident plan, disability or vacation plan in which such Plan Member is participating or the taking of any action which would adversely affect such Plan Member's participation in, or materially reduce his benefits under, any of such plans, unless such action is required pursuant to law or unless substantially similar benefits are continued in the aggregate under other plans, programs or arrangements;

              (F) the failure to obtain the assumption of or an agreement to carry out the terms of this Plan by any successor as contemplated in
         Section 7; or

              (G) Any purported termination of a Plan Member's employment which is not effected pursuant to a Notice of Termination.

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

         (k) "I.C. Plan" means the existing system of annual cash bonuses payable to Company employees (including Plan Members), pursuant to which annual target bonuses are established based upon job levels and payments of bonuses as a percentage of such targets are made based upon Company, business group and individual performance.

        (l) "Notice of Termination" shall mean a notice which indicates the specific basis for termination of employment relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide such basis.

          (m) "Plan Member" shall mean a person who is included in the membership of this Plan as provided in Section 3.

          (n) "Retirement" shall mean termination of employment in accordance with the provisions of the Retirement Plan.

         (o) "Retirement Plan" means any qualified defined benefit pension plan of the Company or its subsidiaries under which the Plan Member has accrued a retirement benefit (whether or not vested).

         (p) "Service", as used in Section 5 of this Plan, shallmean service as a full time employee of the Company or one of its subsidiaries and, in the case of any person who became such an employee on January 1, 1994, shall include any period of service ending December 31, 1993 as a full time employee of American Cyanamid Company or one of its subsidiaries.

        (q) "Special Change in Control" shall have the same meaning as "Change in Control" except that each reference to "20%" in clause (i) of the definition of "Change in Control" shall be replaced with "50%".

     The masculine pronoun wherever used herein shall include the feminine except as the context specifically indicates.

     3. Membership. Each person who is employed by the Company or a subsidiary thereof on a full-time basis in the United States of America, or outside the United States as provided in the last sentence of this section, for a regular fixed compensation (other than on a retainer or compensation for temporary employment) or on an hourly basis where the employee regularly works at least thirty (30) hours per week shall be a Plan Member; provided that (i)persons who are Plan Members of either the Key Manager Income Continuity Plan or the Executive Income Continuity Plan shall not be Plan Members of this Plan and
(ii) a person who is a member of a collective bargaining unit which has not negotiated to participate in this Plan shall be excluded from participation. Subject to the prior sentence, employees in job levels
10 and above (or equivalent thereto) outside of the United States shall also be Plan Members.


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

    4. Termination of Employment. Each Plan Member shall be entitled to receive the income continuation payments provided for in Section 5 upon termination of his employment within two years after a Change in Control, unless such termination is (a) because of his death, Disability or Retirement, (b) by the Company for Cause, or (c) by such Plan Member other than for Good Reason.

     5. Income Continuation. (a) Subject to the provisions of Sections 4 and 6, upon termination of the employment within the two-year period following a Change in Control, a Plan Member shall be paid the greater of the amount determined under clause (i) or (ii) of the following formula:

     (i) a Plan Member shall be paid one fourth of a month's Base Monthly Compensation for each full year of service (calculated by including the Notice Period in the length of service) to a maximum of six months' Base Monthly Compensation; plus

          If age and service            Additional
          Equals                        Severance
          -------------------           ----------------------

          60 but less than 63           1 month's Base Monthly
                                        Compensation
          63 but less than 66           2 months' Base Monthly
                                        Compensation
          66 but less than 69           3 months' Base Monthly
                                        Compensation
          69 but less than 72           4 months' Base Monthly
                                        Compensation
          72 but less than 75           5 months' Base Monthly
                                        Compensation
          75 but less than 78           6 months' Base Monthly
                                        Compensation
          78 but less than 81           7 months' Base Monthly
                                        Compensation
          81 but less than 84           8 months' Base Monthly
                                        Compensation
          84 but less than 87           9 months' Base Monthly
                                        Compensation
          87 but less than 90           10 months' Base Monthly
                                        Compensation
          90 or more                    11 months' Base Monthly
                                        Compensation; or

     (ii) A Plan Member classified as "non-exempt" under the wage and hour provisions of the Fair Labor Standards Act, shall be paid two months Base Monthly Compensation, and a Plan Member classified as "exempt" under such Act and within the job levels set forth below, shall be paid the months of Base Monthly Compensation set forth opposite such Plan Member's job level on the following table:


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

          Job Level      Severance
          ---------      ---------

            1 - 2        Two months' Base Monthly Compensation
            3 - 8        Three months' Base Monthly Compensation
            9 - 13       Six months' Base Monthly Compensation
        14 and above     Nine months' Base Monthly Compensation

     In addition to the severance payments provided for under clause(i) or (ii) above, if the Plan Member's age plus Service equals or exceeds 75 (minimum age 50 and minimum Service 20 years), a monthly payment of $500 per month will be made commencing with the month following the final severance payment under clause (i) or (ii), as the case may be, and continuing until the earlier of the seventh anniversary of the date of termination or age 62.

 (b) All payments under paragraph (a) shall be made on the first day of each month commencing with the first day of the first month after such date. Notwithstanding the foregoing, (i) no payment shall be made with respect to any period beyond the date of a Plan Member's 65th birthday, (ii) no payment shall be made with respect to any period beyond the date of a Plan Member's 60th birthday, or such earlier date of Retirement as shall have been determined by the Compensation Committee or the Executive Committee under the Executive Supplemental Employees Retirement Plan if such Plan Member is also, at the date of termination of his employment, a member of the Executive Supplemental Employees Retirement Plan, and (iii) there shall be deducted from any payments required hereunder (w) any payments made with respect to any required notice period under any employment agreement between a Plan Member and the Company or one of its subsidiaries,(x) any payments required to be made in accordance with applicable law on account of such termination,including any payments in lieu of notice under the Worker Adjustment and Retaining Act, (y) any payments made to the Plan Member under any severance plan or program of the Company or one of its subsidiaries, including Personal Policy Memorandum No. 8 (and any successor thereto) and (z) any payments received by the Plan Member under the Company's Long Term Disability Plan or under any short term disability plan or program of the Company during the period with respect to which income continuation is computed.

   (c) With respect to payments hereunder to Plan Members who are employees of subsidiaries, the Company will cause the respective subsidiaries to make the payments.

     6. Other Benefits. (a) The Company shall maintain in full force and effect, for the continued benefit of each Plan Member entitled to receive payments pursuant to Section 5, for the period of income continuation following his Date of Termination, participation in the Company's medical plan, on the same basis as such Plan Member participated immediately prior to the Date of Termination; provided that if the Plan Member's continued participation is not permitted under the general terms of such plan, the Company will provide equivalent benefits.


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

     (b) Upon termination of a Plan Member pursuant to Paragraph 4 following a Special Change in Control the Company shall, in addition to the payments provided for in Section 5, provide outplacement services commensurate with the Plan Member's position and responsibilities.

     7. No Mitigation. No Plan Member shall be required to mitigate the amount of any payment provided for under this Plan by seeking other employment or otherwise, nor shall the amount of any payment so provided for be reduced by any compensation earned by any Plan Member as the result of employment by another employer, by retirement benefits or by offset against any amount claimed to be owed by him to the Company.

     8. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and assets of the Company, by a written agreement, to expressly assume and agree to carry out the provisions of this Plan in the same manner and to the same extent that the Company would be required to carry them out if no such succession had occurred.

     9. Notice. Any notice expressly provided for under this Plan shall be in writing, shall be given either manually or by mail, telegram, telex, telefax or cable, and shall be deemed sufficiently given, if and when received by the Company at its offices at 5 Garret Mountain Plaza, West Paterson, New Jersey 07424 Attention: Secretary, or by any Plan Member at his address on the records of the Company, or if and when mailed by registered mail, postage prepaid, return receipt requested, addressed to the Company or the Plan Member to be notified at such address. Either the Company or any Plan Member may, by notice to the other, change its address for receiving notices.

     10. Funding. All payments provided for under this Plan for Plan Members (including those who have retired) shall not be funded or secured, and no trust shall be created hereunder. Payments under the Plan shall become fully vested and nonforfeitable upon the termination of a Plan Member's employment within two years after a Change in Control, except for a termination where the Plan Member would not be entitled to income continuation payments as provided in
Section 4. Rights hereunder shall not vest prior to a Change in Control.

     11. Amendment and Termination. The Board of Directors may at any time or from time to time amend or terminate this Plan; provided, however, that no such amendment or termination may adversely affect any vested benefits hereunder; and, provided further, that after a Change in Control, this Plan may not be amended without the consent of all persons who were Plan Members as of the date of such Change in Control (including those who have retired).


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

  12. Governing Law. This Plan, and the rights and obligations of the Company and the Plan Members hereunder, shall be construed and governed in accordance with the law of the State of New Jersey, to the extent not pre-empted by federal law.

     13. Partial Invalidity. If any provision of this Plan is determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions of this Plan, which shall remain in effect in accordance with its terms.

     14. Administration

   (a) The Vice President, Employee Resources of the Company from time to time is hereby designated Administrator as defined in the Employee Retirement Income Security Act (the "Act"), and shall have the powers and duties of such specified in the Act. The Board of Directors, by resolution, may revoke such designations at any time, and appoint a replacement Administrator. The Administrator of the Plan from time to time is also hereby designated Named Fiduciary with respect to the Plan, with full authority to control and manage the operation and administration of the Plan. The Administrator may serve and act in more than one fiduciary capacity with respect to the Plan.

     (b) Subject to Section 14(a), the Administrator shall have primary authority and responsibility for the operation of the Plan and supervision of those persons designated as hereinafter specified to perform duties with respect to its administration and operation. The duties of the Administrator as Named Fiduciary shall include, by way of illustration and not by way of limitation, the following:

          (i) He shall establish, communicate to all interested parties, review
     and  modify  as  appropriate,  funding  objectives   consistent  with  the
     requirements of the Plan and the Act [delete since not funded?];

          (ii) He shall maintain such records in such form and detail as he shall deem advisable which shall be necessary or appropriate for the efficient management and operation of the Plan in accordance with the requirements of the Act;

        (iii) He shall make and enforce such rules and regulations as he shall deem necessary or proper for the efficient operation and administration of the Plan;

          (iv) He  shall  interpret  the  Plan and  decide  any and all matters
     arising  hereunder,   including,   without  limitation,  determination  of
     eligibility and benefits, and shall have the right to remedy possible ambiguities, inconsistencies or omissions herein, and his decision or action in respect thereof shall be conclusive and binding upon all persons, provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all persons similarly situated;

          (v) He shall employ such advisors (including but not limited to attorneys, independent public accountants and actuaries) and such technical and clerical personnel as may be required in his discretion for the proper operation and administration of the Plan, including the development, review and, as necessary, modification of the funding objectives of the Plan [delete since not funded?]; and (vi) He may designate, in his discretion, other fiduciaries (who may be individuals or committees) with respect to the Plan, and allocate to such fiduciaries such of the Administrator's powers (including the appointment of advisors) and responsibilities (other than responsibilities of the Administrator pursuant to paragraphs (g) and
     (h) of this Section) with respect to the operation and administration of the Plan as he shall deem appropriate.

     (c) In carrying out his powers, duties and responsibilities under this Section, the Administrator and every other person charged with responsibilities with respect to the Plan will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports which will be furnished by any actuary, accountant, counsel or other advisor.

     (d) All  decisions,  directions  and actions of the  Administrator  or any
designated   fiduciary   in  the   exercise  of  their   respective   fiduciary
responsibilities and powers hereunder shall be communicated or published, to the extent necessary, in writing by the Administrator or by a person designated by him, except as otherwise specified in the Plan, and any person shall be entitled to rely on any communication of any person so designated as having been authorized by the Administrator or the designated fiduciary (if any) to whom responsibility with respect thereto has been given. Any person dealing with the Administrator or with any agent or representative thereof shall be entitled to rely upon a certificate of the Administrator as to the identity and authority of any such designated fiduciary.

     (e) Any persons, including any person claiming benefits under the Plan, desiring to communicate with the Administrator or any fiduciary shall direct such communication or claim to the Administrator in care of the Employee Benefits Department of his employer.

     (f) Written notice of claim must be given to the Administrator within the time periods established by the Administrator. Notice given by or on behalf of the Plan Member to the Administrator and directed to the Administrator in care of the Employee Benefits Department of his Employer,with information sufficient to identify the Plan Member, shall be deemed notice to the Administrator. The Administrator, upon receipt of a notice of claim, will furnish to the claimant such forms as are usually furnished by the Administrator for filing claims. If such forms are not furnished within fifteen days after the giving of such notice, the claimant shall be deemed to have complied with the requirements of the Plan as to claims upon submitting, within the time fixed in the filing


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

proofs of claim, written evidence covering the occurrence,the character and the extent of the event for which claims is made. Written proof of claim covered by the Plan must be furnished to the Administrator within the time period established by the Administrator. Failure to furnish such proof within the time required shall not invalidate or reduce any claim if it was not reasonably possible to give proof within such time, provided such proof is furnished as soon as reasonably possible.

     (g) If any claim for benefits is denied in whole or in part, the Administrator shall notify the claimant thereof in writing within 90 days after submission of such claim. Such 90-day period may be extended for a further 90 days by written notice to the claimant from the Administrator prior to the end of the initial 90-day period indicating the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision. A written notice denying a claim shall contain:

          (i) the specific reason or reasons for the denial;

          (ii) a specific reference to the provisions of the Plan or other relevant records or papers on which such denial is based and information as to where such documents may be inspected;

          (iii) a description of any additional material or information necessary for such person to perfect such claim, and an explanation of why such material or information is necessary; and

          (iv)  an  explanation  of  the  Plan's  claims appeal   procedure  as
     hereinafter set forth.

  (h) Every claimant whose claim has been denied in whole or in part, and any authorized representative of such person, may request to see any of the documents pertinent to such denial and, within 60 days after receipt by such claimant of the written notice denying such claim, may request,in writing, that the Administrator review the denial and submit written issues and comments to the Administrator for consideration as part of such review. No claimant or representative shall have any right to appear personally before the Administrator, nor shall the Administrator be obligated to hold any meetings with any claimant or representative, or hold any hearings, as part of such review. The Administrator shall conduct such review as expeditiously as reasonably possible, and shall give due consideration to all written issues and comments submitted by or on behalf of such claimant. A decision on such review shall be made not later than 60 days after the request for such review, or, in special circumstances, and upon written notice to the claimant, not later than 120 days after receipt of such request. Such decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and shall also include specific references to the pertinent Plan provisions on which the decision is based.


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